UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2019
AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)
50 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 364-6093
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	APPF	NASDAQ Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
On December 1, 2019, the Board of Directors (the "Board") of AppFolio, Inc. (the "Company") appointed Winifred (Wendy) Webb to serve on the Board as a Class III director. Ms. Webb will serve as a member of the Board until the Company’s 2021 annual meeting of stockholders or until her successor is elected and qualified. There are no arrangements or understandings between Ms. Webb and any other persons pursuant to which she was elected to serve on the Board. There have been no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Webb, or any member of her immediate family, had or will have a direct or indirect material interest since the beginning of the Company's last fiscal year. Ms. Webb has been appointed to the Nominating and Corporate Governance Committee.

Ms. Webb is Chief Executive Officer of Kestrel Corporate Advisors, a position she has held since 2013. Prior to that, she was Managing Director and Chief Investor Relations Officer at Tennenbaum Capital Partners and, before that, Chief Communications and Investor Relations Officer and Senior Advisor to the CEO for Ticketmaster Entertainment, Inc. Prior to joining Ticketmaster Entertainment, Inc., Ms. Webb served for 20 years with The Walt Disney Company in various senior positions, including Corporate Senior Vice President of Investor Relations and Shareholder Services, and Governance Outreach. Before Disney, she held roles in investment banking. Ms. Webb is an NACD Board Leadership Fellow, the highest level of credentialing for corporate directors offered by The National Association of Corporate Directors. She currently serves on the Board of Directors of ABM Industries Incorporated, Wynn Resorts, Limited and on the Board of Trustees of American Homes 4 Rent. Ms. Webb received her M.B.A. from Harvard University and her B.A. (with honors) from Smith College.
Agreements with New Director
Ms. Webb will enter into the Company’s standard indemnification agreement in the form previously filed with the Securities and Exchange Commission, which provides for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, Ms. Webb will be paid a cash retainer for her services on the Board in accordance with the Company’s Board approved non-employee director compensation policy. Ms. Webb will also receive a restricted stock grant of the Company's Class A Common Stock with a fair market value of $250,000, which will vest according to the Company's standard non-employee director vesting schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppFolio, Inc.

By: /s/ Ida Kane
Name: Ida Kane
Title: Chief Financial Officer